Information current as of May 24, 2016 Second Quarter F2016 Financial Results Exhibit 99.1

Safe Harbor
This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-
looking statements with words and phrases such as “expect,” “project,” “forecast,” “outlook,” “estimate,” “anticipate,” “believe,” “could,” “may,” “will,” “plan to,” “intend,”
“should” and similar words or expressions.
These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely
affect
our
business;
fluctuations
in
availability
and
prices
of
raw
materials,
including
raw
material
shortages
and
other
supply
chain
disruptions,
and
the
inability
to
pass
along
or
delays
in
passing
along
raw
material
cost
increases
to
our
customers;
dependence
of
internal
sales
and
earnings
growth
on
business
cycles
affecting
our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology;
possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; risks relating to our merger with Sherwin-Williams including, the failure to obtain Valspar stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction;
the
potential
for
regulatory
authorities
to
require
divestitures
in
connection
with
the
proposed
transaction
and
the
possibility
that
Valspar
stockholders
consequently receive $105 per share instead of $113 per share; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Valspar and its management; the effect of announcement of the transaction on Valspar’s ability to retain and hire key personnel and maintain relationships with customers, suppliers
and
other
third
parties;
and
other
factors
set
forth
in
the
risk
factors
section
of
our
Annual
Report
on
Form
10-K
for
the
fiscal
year
ended
October
30,
2015,
as
well as Valspar’s Quarterly Reports on Form 10-Q and other documents filed by Valspar with the Securities and Exchange Commission.
We caution investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. We undertake
no
obligation
to
subsequently
revise
any
forward-looking
statement
to
reflect
new
information,
events
or
circumstances
after
the
date
of
such
statement,
except
as required by law.
Investor Contact:
Bill Seymour, VP Finance and Investor Relations
william.seymour@valspar.com
612-656-1328
Additional Information:
More about Valspar and copies of recent SEC filings can be found at:
www.valspar.com

May 24, 2016

2Q:F16 Highlights
•
Reported diluted EPS of $0.99 (includes merger related costs of $18 million)
•
Adjusted diluted EPS increased 10% to $1.22
•
Net sales declined 2% (includes a negative 3% impact from F/X translation)
•
Total volumes declined 1%, Coatings segment volume increased 2%, Paints segment volume declined 6%
•
Adjusted EBIT increased 2% (Adjusted EBIT margin rate up 60 bps), driven by growth in both the Paints and Coatings segments
•
On March 20, 2016, Sherwin-Williams and Valspar announced that they entered into a definitive agreement pursuant to which Sherwin-Williams will acquire Valspar for $113 per share in an all-cash transaction, or an enterprise value of approximately $11.3 billion.
•
In light of the proposed merger transaction, the company is withdrawing its financial and earnings guidance for fiscal 2016.
1
Fiscal 2Q 2016 highlights include “non-GAAP” financial measures. Please see “Non-GAAP Financial Measures” and the related reconciliations on slides 8, 9, 10 and 11.

May 24, 2016

Historical Volume Trends
(excluding acquisitions)

-3%
-2%
-5%
-10%
-4%
3%
1%
-3%
-3%
1%
-12%
-7%
-7%
-24%
-12%
2Q:15
3Q:15
4Q:15
1Q:16
2Q:16
Volume Growth vs. Prior Year
Total Valspar
Coatings Segment
Paints Segment
May 24, 2016

Total Company Financial Summary
2Q:F16 as Adjusted

$ million, except for EPS and share count
2Q:F16
2Q:F15
Sales
1,056.8
1,079.3
(22.5)
Growth
(2.1%)
Gross Profit
406.4
394.4
+12.0
Gross
margin (%)
38.5%
36.5%
+200
bps
EBIT
159.4
156.5
+2.9
EBIT margin
(%)
15.1%
14.5%
+60 bps
EBITDA
182.5
178.0
+4.5
EBITDA margin
(%)
17.3%
16.5%
+80 bps
Tax
Rate
27.9%
32.3%
Avg. shares, diluted, millions
80.88
82.87
(1.99)
EPS diluted, per
share
$1.22
$1.11
+0.11
Numbers subject to rounding (may not add). Parenthesis indicates a decline.
1
Includes non-GAAP measures. Please see “Non-GAAP Financial Measures” and the related reconciliations on slides 8, 9, 10 and 11.
Consolidated Sales comparison 2Q:F16 vs. 2Q:F15
Volume
Price/Mix
FX
Acquis./Divest
Total Sales
(4%)
-
(3%)
+5%
(2%)
May 24, 2016
1

Coatings Segment Financial Summary
2Q:F16 as Adjusted

$ million
2Q:F16
2Q:F15
Sales
587.4
614.8
(27.4)
Growth
(4.5%)
Growth
ex-FX
(0.5%)
EBIT
113.4
109.6
+3.8
EBIT margin (%)
19.3%
17.8%
+150 bps
2
Volume and Sales include acquisitions
Legend: LSD –
low
single
digit
%
yoy
change
MSD –
mid
single
digit
%
yoy
change
HSD –
high
single
digit
%
yoy
change
DD –
double
digit
%
yoy
change
Coatings Sales comparison 2Q:F16 vs. 2Q:F15
Vol.
Price/
Mix
FX
Acq.
Total Sales
1%
(2%)
(4%)
1%
(4%)
Product Line Performance
2Q:F16 vs. 2Q:F15
Sales (ex-FX)
2
Packaging
LSD
flat
General
Industrial
(DD)
(DD)
Coil
DD
HSD
Wood
DD
MSD
May 24, 2016
Numbers subject to rounding (may not add). Parenthesis indicates a decline.
1
Includes non-GAAP measures. Please see “Non-GAAP Financial Measures” and the related reconciliations on slides 8, 9, 10 and 11.
•
Coil: strong volume growth and new business wins.
Positive
impact
from
acquisition
of
ISVA
Vernici
in
Europe in 2Q:2016.
•
Wood: strong volume growth and new business wins.
•
Packaging: volume growth from new business wins and
continued growth in non-BPA.
•
General Industrial: volume decline driven by
challenging comparisons to 2Q:F15 and lower end-
market volumes.
1
Volume
2

Paints Segment Financial Summary
2Q:F16 as Adjusted¹

$ million
2Q:F16
2Q:F15
Sales
407.1
403.0
4.1
Growth
1.0%
Growth
ex-FX
2.9%
EBIT
52.7
47.3
5.4
EBIT margin (%)
13.0%
11.7%
130 bps
Product Line
Performance
2Q:F16 vs. 2Q:F15
Volume²
Sales,
(ex-FX)²
North America
LSD
HSD
Asia
(DD)
(DD)
Australia
(DD)
(MSD)
Note: Paints segment includes Auto Refinish business
2
Volume and Sales include Quest acquisition.
Legend: LSD –
low
single
digit
%
yoy
change
MSD –
mid
single
digit
%
yoy
change
HSD –
high
single
digit
%
yoy
change
DD –
double
digit
%
yoy
change
May 24, 2016
Paints Sales comparison 2Q:F16 vs. 2Q:F15
Vol.
Price/
Mix
FX
Acq.
Total Sales
(12%)
4%
(2%)
+11%
1%
Numbers subject to rounding (may not add). Parenthesis indicates a decline.
1
Includes non-GAAP measures. Please see “Non-GAAP Financial Measures” and the related reconciliations on slides 8, 9, 10 and 11.
•
North America: volume growth from the Quest
acquisition in auto refinish was partially offset by
lower paint volume in the home improvement
channel.
•
Asia: volume decline driven by challenging
comparisons to a strong 2Q:F15 and softness in
the overall China housing market.
•
Australia: volumes negatively impacted by
challenging comparisons to 2Q:F15.

Non-GAAP Financial Measures

May 24, 2016
The following information provides reconciliations of non-GAAP financial measures from operations, which are presented in the accompanying news release, to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures
should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies.
The following tables reconcile gross profit, operating expenses, net income and net income per common share -
diluted (GAAP financial measures)
and
earnings
before interest and taxes (EBIT) and adjusted net income for the periods presented to adjusted gross profit, adjusted operating expenses, adjusted net income, adjusted net income per common share -
diluted, adjusted EBIT and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA)
(non-GAAP financial measures) for the periods presented.

Reconciliation of non-GAAP Financial Measures

May 24, 2016
Three Months Ended
Three Months Ended
April 29, 2016
May 1, 2015
Dollars
% of Net Sales
Dollars
% of Net Sales
Coatings
Segment
EBIT
$       112,372
19.1%
$       108,022
17.6%
Restructuring
Charges
-
Cost
of
Sales
2
0.0%
561
0.1%
Restructuring
Charges
-
Operating
Expense
173
0.0%
995
0.2%
Acquisition-related
Charges
-
Operating
Expense
896
0.2%
—
0.0%
Gain on Sale of Certain Assets
—
0.0%
—
0.0%
Adjusted
EBIT
¹
$       113,443
19.3%
$       109,578
17.8%
Paints Segment
EBIT
$         42,742
10.5%
$         46,571
11.6%
Restructuring
Charges
-
Cost
of
Sales
4,924
1.2%
669
0.2%
Restructuring
Charges
-
Operating
Expense
4,840
1.2%
34
0.0%
Acquisition-related
Charges
-
Operating
Expense
215
0.1%
—
0.0%
Adjusted
EBIT
¹
$         52,721
13.0%
$         47,274
11.7%
Other and Administrative
EBIT
$        (24,940)
(40.0%)
$            (378)
(0.6%)
Restructuring
Charges
-
Operating
Expense
(41)
(0.1%)
(9)
(0.0%)
Proposed
Merger-related
Charges
-
Operating
Expenses
18,240
29.3%
—
0.0%
Adjusted
EBIT
¹
$          (6,741)
(10.8%)
$            (387)
(0.6%)
Total
Gross Profit
$       401,441
38.0%
$       393,203
36.4%
Restructuring
Charges
-
Cost
of
Sales
4,926
0.5%
1,230
0.1%
Adjusted
Gross
Profit
¹
$       406,367
38.5%
$       394,433
36.5%
Operating Expenses
$       270,516
25.6%
$       237,294
22.0%
Restructuring
Charges
-
Operating
Expense
(4,972)
(0.5%)
(1,020)
(0.1%)
Proposed
Merger-related
Charges
-
Operating
Expenses
(18,240)
(1.7%)
—
0.0%
Acquisition-related
Charges
-
Operating
Expense
(1,111)
(0.1%)
—
0.0%
Adjusted
Operating
Expenses
¹
$       246,193
23.3%
$       236,274
21.9%
EBIT
$       130,174
12.3%
$       154,215
14.3%
Restructuring
Charges
-
Total
9,898
0.9%
2,250
0.2%
Proposed
Merger-related
Charges
-
Total
18,240
1.7%
—
0.0%
Acquisition-related
Charges
-
Total
1,111
0.1%
—
0.0%
Gain
on
Sale
of
Certain
Assets
-
Total
—
0.0%
—
0.0%
Adjusted
EBIT
¹
$       159,423
15.1%
$       156,465
14.5%
1
The data in this schedule has been individually rounded and therefore may not sum.

Reconciliation of non-GAAP Financial Measures

May 24, 2016
1
Represents severance and employee benefits, asset-related charges and exit costs related to restructuring activities.
2
Represents
costs
incurred
related
to
the
pending
merger
with
The
Sherwin-Williams
Company
including
professional
services,
regulatory fees and employee-related expenses.
3
Represents professional fees and acquisition-related charges associated with other acquisition-related activity.
4
Represents gain on sale of a non-strategic specialty product offering in our Coatings segment.
5
Represents the income taxes impact on the adjustments above.
Three Months Ended
April 29, 2016
May 1, 2015
Net Income
$         80,027
$         90,314
Restructuring
charges
-
Total
9,898
2,250
Proposed
merger-related
charges
-
Total
18,240
—
Acquisition-related
charges
-
Total
1,111
—
Gain
on
sale
of
certain
assets
-
Total
—
—
Total Adjustments
29,249
2,250
Income
Taxes
Impact
-
Total
(10,763)
(401)
Adjusted Net Income
$         98,513
$         92,163
Average
Number
of
Shares
O/S
-
diluted
80,878,849
82,871,129
Adjusted
Net
Income
per
Common
Share
-
diluted
$            1.22
$            1.11
1
2
3
4
5

Reconciliation of non-GAAP Financial Measures

May 24, 2016
Three Months Ended
April 29, 2016
May 1, 2015
$         98,513
$         92,163
38,121
44,061
22,789
20,241
2
23,109
21,530
1
$       182,532
$       177,995
1
The data in this schedule has been individually rounded and therefore may not sum.
2
Adjusted depreciation excludes $1,553 and $61 of asset related restructuring charges for the three months ended April 29, 2016 and May 1, 2015, respectively

Additional Information

Additional Information and Where to Find it
Valspar has filed with the SEC a preliminary proxy statement, and amendment thereto, in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Valspar stockholders and will contain important information about the contemplated transactions. INVESTORS AND
SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING THE DEFINITIVE PROXY
STATEMENT WHEN IT BECOMES AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.
Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.
Certain Information Concerning Participants
Valspar and Sherwin-Williams and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Valspar investors and security holders in connection with the contemplated transactions. Information about Valspar’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K.
Information about Sherwin-Williams’ directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at
www.sec.gov. Additional information regarding the
interests of participants in the solicitation of proxies in connection with the contemplated transactions is included in the preliminary proxy statement and will be included in the proxy statement that Valspar intends to file with the SEC.
May 24, 2016